UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2006
PROXYMED, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-22052	65-0202059

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of Principal Executive Offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 7, 2006, ProxyMed, Inc. (the “Company”) entered into an agreement with David Edward Oles pursuant to which Mr. Oles would resign as General Counsel of the Company effective January 31, 2006 and terminate his employment agreement. Under the agreement, Mr. Oles will be paid four (4) months of severance. Mr. Oles agreed to provide consulting services to the Company on an as-needed basis through March 14, 2006. The Company has no immediate plans for a successor to replace Mr. Oles.
Item 1.02 Termination of a Material Definitive Agreement
On January 7, 2006, ProxyMed, Inc. (the “Company”) entered into an agreement with David Edward Oles pursuant to which Mr. Oles would resign as General Counsel of the Company effective January 31, 2006 and terminate his employment agreement. Under the agreement, Mr. Oles will be paid four (4) months of severance. Mr. Oles agreed to provide consulting services to the Company on an as-needed basis through March 14, 2006. The Company has no immediate plans for a successor to replace Mr. Oles.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXYMED, INC.
	By:	/s/ Douglas J. O’Dowd
		Name:	Douglas J. O’Dowd
Dated: January 12, 2005		Title:	Chief Financial Officer